Exhibit 23.17

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company.

I, Daniel M. Gagnon of DRA Global, am an author of the Canadian NI 43-101 Technical Report titled “Preliminary Economic Assessment – Samapleu Project” with an effective date of May 22 2019 (the “Expert Report”) originally prepared for Sama Resources Inc. related to the Samapleu Project (the “Project”).

I understand that the Company wishes to make reference to my name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). I further understand that the Company wishes to use extracts and/or information from, the Expert Report related to the Project in the Form 10-K. I further understand that the above items as included in the Form 10-K will be incorporated by reference in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). I have been provided with a copy of the Form 10-K, and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, I do hereby consent to:

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the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•	the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•
the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me (“Undersigned’s Information”).

I also consent to the incorporation by reference in the Registration Statements of the above items as included in the Form 10-K.

I confirm that where my work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Date: March 14, 2023	By:	/s/ Daniel M. Gagnon
	Name:	Daniel M. Gagnon
	Title:	VP Mining, Geology – DRA Global